UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On December 15, 2011, Covidien plc issued a press release announcing that it plans to spin off its pharmaceuticals business into a standalone public company. In connection with this announcement, the Company has scheduled a conference call for investors and has posted to its website related presentation materials. The Company’s presentation includes certain non-public financial information about fiscal 2011, some of which may be considered material.

A copy of the presentation material is furnished as Exhibit 99.1 to this report.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2011, Covidien plc issued a press release announcing that it plans to spin off its pharmaceuticals business into a standalone public company. In connection with this announcement, the Company has scheduled a conference call for investors and has posted to its website related presentation materials.

A copy of the presentation material is furnished as Exhibit 99.1 to this report.

Item 8.01.	Other Events.

On December 15, 2011, Covidien plc issued a press release announcing that it plans to spin off its pharmaceuticals business into a standalone public company.

A copy of the press release is filed as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investor Presentation

99.2	Press Release dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary

Date: December 15, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Investor Presentation

99.2	Press Release dated December 15, 2011